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                                                                     EXHIBIT 99
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ___________________


                                    FORM 8-K

                                 CURRENT REPORT

                               ___________________


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                               ___________________


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JANUARY 23, 1996

                               ___________________



                          AMACAN RESOURCES CORPORATION
                          ----------------------------
            (Exact name of registrant as specified in its charter)

           UTAH                     0-6425                  87-0284979
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(State or other jurisdiction  (Commission File No.)       (IRS Employer
     of incorporation)                                 Identification No.)



                        1399 SOUTH SEVENTH EAST, NO. 9
                         Salt Lake City, Utah  84105
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         (Address of principal executive offices, including zip code)


                               (801) 486-9911
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            (Registrant's telephone number, including area code)

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ITEM 5.   EXECUTION OF EXCHANGE AGREEMENT.

     On January 23, 1996 the Company entered into an Agreement and Plan of Reorganization (the "Agreement") among the Company, Spire Technologies, Inc., a Utah corporation ("Spire"), Spire Technologies Systems Division, Inc. ("Spire Systems" and, collectively with Spire, the "Spire Companies") and the holders of all the capital stock of the Spire Companies (the "Spire Stockholders"). The transactions contemplated by the Agreement are referred to collectively herein as the "Share Exchange."

     Pursuant to the Agreement, (a) the Company will acquire all of the issued and outstanding shares of the capital stock of Spire and Spire Systems in exchange for the issuance by the Company of an aggregate of 3,501,883 shares of the Company's Common Stock, par value $.25 per share (the "Amacan Common Stock"), to the Spire Stockholders; (b) the Company will effect a one-for-seven reverse split of the shares of Amacan Common Stock issued and outstanding at the effective time of the Share Exchange (the "Effective Time"); (c) the Company will amend its Articles of Incorporation to change the Company's name to "Spire Technologies International Corporation," or such other name as Amacan and the Spire Companies shall agree; (d) the Company will adopt the Amacan Resources Corporation Stock Incentive Plan (the "Amacan Option Plan"); (e) the Company will assume the outstanding stock options to purchase shares of the common stock, par value $.01 per share, of Spire issued pursuant to the Spire 1995 Stock Option and Award Plan (the "Spire Option Plan") and all obligations of Spire under the Spire Option Plan; and
(f) the current officers and directors of the Company will, subsequent to the Effective Time, resign and the Spire Stockholders will designate individuals for appointment as replacement officers and directors for appointment (provided, however, that, as permitted by the Agreement, the Company's Board of Directors has designated Sherman H. Smith, an advisor to the Company, to serve as a director of the Company subsequent to the closing of the Share Exchange). Immediately following the consummation of the Share Exchange, if consummated, the shares of Amacan Common Stock owned by the current stockholders of the Company will represent approximately 10% of the then issued and outstanding shares of Amacan Common Stock. Consummation of the transactions contemplated by the Agreement is subject to certain conditions, including without limitation the approval of the shareholders of the Company in accordance with the Utah Revised Business Corporation Act. Copies of the Agreement and the press release announcing its execution are attached as exhibits hereto and incorporated herein by this reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of business acquired.

          None

     (b)  Pro forma financial information.

          None

     (c)  Exhibits.

          The following exhibits are included herein:

REG. S-K                                                       EXHIBIT
EXHIBIT NO.               DESCRIPTION                             NO.
-----------   -----------------------------------------------  -------
   2.1        Agreement and Plan of Reorganization                 1
  99          Press Release dated January 24, 1996                 2



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AMACAN RESOURCES CORPORATION


                                    /s/  Tad M. Ballantyne
                                   -----------------------------
                                   Tad M. Ballantyne
                                   President


Date: January 30, 1996.